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                                                                     EXHIBIT 4.9




           FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
           ---------------------------------------------------------

          THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into among AMERISOURCE CORPORATION, a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("GE Capital"), Co-Agents (as defined in the Credit Agreement, as defined below), and each of the other lenders thereunder (collectively, the "Lenders" and each, a "Lender"), GE Capital and BANKERS TRUST COMPANY, a corporation organized under the banking laws of the State of New York ("BTCo"), as managing agents, BTCo, as the issuing lender, and GE Capital, as the administrative agent for Lenders (in such capacity, "Agent"), as of April 26, 1996, with reference to the following facts:

                                   RECITALS
                                   --------

     A. Borrower, GE Capital, individually and in its capacities as a managing agent and Agent, BTCo, individually and in its capacities as a managing agent and the issuing lender, Co-Agents, and each of the other Lenders, have entered into that certain Amended and Restated Credit Agreement dated as of December 13, 1994, as amended by that certain First Amendment to Credit Agreement dated as of February 10, 1995, that certain Second Amendment to Credit Agreement dated as of September 30, 1995, and that certain Third Amendment to Credit Agreement dated as of November 27, 1995 (as amended, the "Credit Agreement"), pursuant to which Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings given to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. Borrower has requested that Lenders make certain amendments to the Credit Agreement, and Lenders are willing to do so subject to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

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                               A G R E E M E N T
                               - - - - - - - - -

     1.  Incorporation of Credit Agreement and Other Loan Documents.  Except as
         ----------------------------------------------------------
expressly modified under this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

     2.  Amendments to Credit Agreement.
         ------------------------------

         2.1  The following definition shall be added to the Credit Agreement:

              "Subordinated Parent Notes Repurchase Amount" shall mean the amount, which is identified in a written notice from Borrower to Agent, of proceeds received by Parent in a Qualified Parent Public Offering that Parent will contribute or advance to Borrower, the proceeds of which will be used by Borrower to repay all or a portion of the Loan and will subsequently be distributed in the form of advances, dividends or repayments from Borrower to Parent for the sole purpose of repurchasing all or a portion of the Subordinated Parent Notes, including accrued and unpaid interest through the date of repurchase and premiums thereon and penalties or other charges with respect thereto.

         2.2 Clause (a) of Section 7.14 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

         (a) to pay dividends or make advances to Parent (i) to enable Parent to pay current cash interest to the holders of the Subordinated Parent Notes, (ii) to allow Parent to redeem Subordinated Parent Notes or repurchase Subordinated Parent Notes on the open market, and (iii) to enable Parent to make distributions to its Stockholders; provided, that
                                                                  --------
         (x) except as described in clause (y) below, the Interest Coverage Ratio (adjusted to include payment of the proposed dividend as if that dividend were an interest expense), exceeds 1.25 to 1.00 for the Testing Period, (y) with respect to those dividends or advances described in clause (i) above, the Interest Coverage Ratio (adjusted to include payment of the proposed dividend as if that dividend were an interest expense), exceeds 2.50 to 1.00 for the Rolling Period (I) ending on March 31 of any Fiscal Year, if such payment is to be made on July 15 of such Fiscal Year, and (II) ending on September 30 of any fiscal Year, if such payment is

                                       2

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         to be made on January 15 of the immediately succeeding Fiscal Year, and
         (z) the amount of such dividends that is permitted shall be limited to the then available Dividend/Acquisition Basket; and provided further,
                                                         --- -------- -------
         that notwithstanding the foregoing, (I) Borrower shall not, in any event, permit Parent to use such dividends to make distributions to Parent's Stockholders unless a Qualified Borrower Public Offering or Qualified Parent Public Offering has been completed, and (II) the aggregate amount of the dividends to Parent's Stockholders shall not, in any event, exceed 20% of the available amount under the Dividend/Acquisition Basket;

         2.3 Clause (c) of Section 7.14 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

         (c) to pay dividends, make advances or repay indebtedness to Parent of
         (i) the Subordinated Parent Notes Redemption Amount solely for the purpose of Parent's redemption of the Subordinated Parent Notes or (ii) amounts, in the aggregate, not in excess of the Subordinated Parent Notes Repurchase Amount solely for the purpose of Parent's repurchase of the Subordinated Parent Notes;

     3.  Conditions of Effectiveness.  This Amendment shall become effective
         ---------------------------
upon satisfaction of each of the following conditions:

                (a) Agent shall have received copies of this Amendment that, when taken together, bear the signatures of Borrower and Requisite Lenders; and

                (b) Agent shall have received a copy of the accompanying Guarantor Consents executed by Parent, AmeriSource Health Services Corporation (formerly known as Health Services Plus, Inc.) and Health Services Capital Corporation.

     4.  Entire Agreement.  This Amendment, together with the Credit Agreement
         ----------------
and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     5.  Representations and Warranties.  Borrower hereby represents and
         ------------------------------
warrants that the representations and warranties contained in the Credit Agreement were true and correct in all


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

material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

      6.  Miscellaneous.
          -------------

          6.1  Counterparts. This Amendment may be executed in identical
               ------------
counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Agent's counsel promptly after such facsimile transmission.

          6.2  Headings.  Section headings used herein are for convenience of
               --------
reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          6.3  Recitals.   The recitals set forth at the beginning of this
               -------
Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

          6.4  Governing Law.  This Amendment shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.5  No Novation.  Except as specifically set forth in section 2 of
               -----------
this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          6.6 Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

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        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                           BORROWER:
                           --------

                           AMERISOURCE CORPORATION,
                           a Delaware corporation

                           By /s/ Kurt J. Hilzinger
                             ------------------------------

                           Name Kurt J. Hilzinger
                               ----------------------------

                           Title Vice President/Treasurer
                                ---------------------------

                           LENDERS:
                           -------

                           GENERAL ELECTRIC CAPITAL CORPORATION,
                           as Agent, a Managing Agent and a Lender

                           By /s/ Charles D.  Chiodo
                             ------------------------------
                              Charles D. Chiodo
                              Duly Authorized Signatory

                           BANKERS TRUST COMPANY, as a Managing
                           Agent, Issuing Lender and a Lender

                           By /s/ Frederic W. Thomas Jr.
                             ------------------------------

                           Name Frederic W. Thomas Jr.
                               ----------------------------

                           Title Vice President
                                ---------------------------

                           BANKAMERICA BUSINESS CREDIT, INC., as a
                           Co-Agent and a Lender

                           By /s/ Lisa Palmieri
                             ------------------------------

                           Name Lisa Palmieri
                               ----------------------------

                           Title Senior Account Executive
                                ---------------------------


                                       5
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                           HELLER FINANCIAL, INC., as a Co-Agent
                           and as a Lender

                           By  /s/ Sylvester A. Schultz
                              -------------------------------

                           Name  Sylvester A. Schultz
                                -----------------------------

                           Title  AVP
                                 ----------------------------

                           BANK OF MONTREAL, as a Lender

                           By  /s/ Irene M. Geller
                              -------------------------------

                           Name  Irene M. Geller
                                -----------------------------

                           Title  Director
                                 ----------------------------

                           BANK OF NEW YORK COMMERCIAL CORPORATION, as a Lender

                           By  /s/ Anthony Viola
                              -------------------------------

                           Name  Anthony Viola
                                -----------------------------

                           Title  Vice President
                                 ----------------------------

                           BOT FINANCIAL CORPORATION, as a Lender

                           By  /s/ William R. Zork Jr.
                              -------------------------------

                           Name  William R. Zork Jr.
                                -----------------------------

                           Title  Vice President
                                 ----------------------------

                           THE CIT GROUP/BUSINESS CREDIT, INC.,
                           as a Lender

                           By  /s/ Cyril A. Prince
                              -------------------------------

                           Name  Cyril A. Prince
                                -----------------------------

                           Title  Vice President
                                 ----------------------------

                                       6
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                           CORESTATES BANK, N.A., as a Lender

                           By /s/ Sherri A. Williams
                             --------------------------------

                           Name Sherri A. Williams
                               ------------------------------

                           Title Assistant Vice President
                                -----------------------------

                           THE FIRST NATIONAL BANK OF BOSTON,
                           as a Lender


                           By
                             --------------------------------

                           Name
                               ------------------------------

                           Title
                                -----------------------------

                           FLEET CAPITAL CORPORATION,
                           formerly known as
                           Shawmut Capital Corporation,
                           as a Lender

                           By /s/ Brent P. Hazzard
                             --------------------------------

                           Name Brent P. Hazzard
                               ------------------------------

                           Title Vice President
                                -----------------------------

                           GIROCREDIT BANK AKTIENGESELLSCHAFT
                           DER SPARKASSEN, GRAND CAYMAN ISLAND
                           BRANCH, as a Lender


                           By
                             --------------------------------

                           Name
                               ------------------------------

                           Title
                                -----------------------------

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                                  LASALLE NATIONAL BANK, as a Lender


                                  By /s/ Christopher C. Clifford
                                    -----------------------------------------

                                  Name Christopher C. Clifford
                                      ---------------------------------------

                                  Title Senior Vice President
                                       --------------------------------------


                                  MERIDIAN BANK, as a Lender


                                  By /s/ John M. Fessich
                                    -----------------------------------------

                                  Name John M. Fessich
                                      ---------------------------------------

                                  Title Vice President
                                       --------------------------------------


                                  NATIONSBANK OF GEORGIA, N.A.,
                                  as a Lender


                                  By /s/ David J. Sapp
                                    -----------------------------------------

                                  Name David J. Sapp
                                      ---------------------------------------

                                  Title Vice President
                                       --------------------------------------


                                  SANWA BUSINESS CREDIT CORPORATION,
                                  as a Lender


                                  By /s/ Peter L. Skavla
                                    -----------------------------------------

                                  Name Peter L. Skavla
                                      ---------------------------------------

                                  Title Vice President
                                       --------------------------------------

                                       8
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                              GUARANTOR CONSENTS
                              ------------------

          AmeriSource Health Corporation, a Delaware corporation, formerly known as AmeriSource Distribution Corporation, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Guaranty and Pledge Agreement dated as of December 13, 1994 in favor of Agent,
(ii) acknowledges receipt of a copy of the Fourth Amendment to Amended and Restated Credit Agreement dated as of April 26, 1996 (the "Fourth Amendment"), and (iii) consents to all of the provisions of the Fourth Amendment.

Dated: April 26, 1996           AMERISOURCE HEALTH CORPORATION,
                                formerly known as AmeriSource
                                Distribution Corporation


                                By:  /s/ Kurt J. Hilzinger
                                    ------------------------------
                                Title:  Vice President/Treasurer
                                       ---------------------------



          AmeriSource Health Services Corporation, a Delaware corporation, formerly known as Health Service Plus, Inc., hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Continuing Guaranty dated as of December 13, 1994 in favor of Agent,
(ii) acknowledges receipt of a copy of the Fourth Amendment to Amended and Restated Credit Agreement dated as of April 26, 1996 ("the "Fourth Amendment"), and (iii) consents to all of the provisions of the Fourth Amendment.

Dated: April 26, 1996           AMERISOURCE HEALTH SERVICES
                                CORPORATION, formerly known as
                                Health Services Plus, Inc.


                                By:  /s/ Kurt J. Hilzinger
                                    ------------------------------
                                Title:  Treasurer
                                       ---------------------------

        Health Services Capital Corporation, a Delaware corporation, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Amended and Restated Continuing Guaranty dated as of December 13, 1994 in favor of Agent, (ii) acknowledges receipt of a copy of the Fourth Amendment to Amended and Restated Credit Agreement dated as of April 26, 1996 (the "Fourth Amendment"), and (iii) consents to all of the provisions of the Fourth Amendment.

Dated:  April 26, 1996                  HEALTH SERVICES CAPITAL CORPORATION


                                        By: [SIGNATURE APPEARS HERE]
                                           ------------------------------

                                        Title:  Treasurer
                                              ---------------------------